AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM



1.  Security Purchased:   VTR 3.5% 2/1/2025

2.  Cusip Number:  92277GAE7

3.  Date of Purchase:   1/7/2015

4.  Broker Name:         Morgan Stanley
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.  Issuer:  Ventas Realty LP

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $2,000,000              ______

9.  Aggregate principal amount
  of offering:     $600,000,000

10.  Purchase price (net of fees and expenses):   99.663

11.  Date offering commenced:   January 7, 2015

12.  Offering price at end of first day on which any sales were
made:   99.663

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:
Yes  OR   No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES______

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____YES_______

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____YES______

d. The underwriting was a firm
commitment underwriting?
_____YES______

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
_____YES______

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
______YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES______

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
______YES_____

      Portfolio Manager(s) (Name):  Sean Rhoderick_____________
               _____________________________________
       Signature(s):
       Date: __1/7/2015_______________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______
Account Information (please list accounts below or attach a worksheet with the following information included):
   Name of Purchasing
Account(s):____________________________________________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)


INFORMATION DISPLAYED IN FOLLOWING ORDER:
Account
Par
Exec Price
carm0016
440000
99.663
cn000048
5000
99.663
cn000172
15000
99.663
cn000498
10000
99.663
cn000515
100000
99.663
cn000548
5000
99.663
cn000813
10000
99.663
cn000952
5000
99.663
cn000953
15000
99.663
cn000954
15000
99.663
cn000958
45000
99.663
cn000959
20000
99.663
cn000963
5000
99.663
cn000984
5000
99.663
cn001277
5000
99.663
cn001279
10000
99.663
cn001310
5000
99.663
cn001457
10000
99.663
cn001459
25000
99.663
cp000498
40000
99.663
cp000660
25000
99.663
cp001245
5000
99.663
cp001261
15000
99.663
cp001262
5000
99.663
cp001399
15000
99.663
cp001408
5000
99.663
cp001409
10000
99.663
cp002190
10000
99.663
cp005072
85000
99.663
cp005270
15000
99.663
cp008852
15000
99.663
cp009222
10000
99.663
cp009710
10000
99.663
cp009997
15000
99.663
cp010009
10000
99.663
cp010011
45000
99.663
cp011511
15000
99.663
cpx04422
25000
99.663
cx000009
165000
99.663
cx000135
25000
99.663
cx000244
30000
99.663
cx000301
10000
99.663
cx000318
15000
99.663
cx000330
30000
99.663
cx000332
265000
99.663
cx000333
240000
99.663
cx000338
30000
99.663
cx000365
20000
99.663
cx000416
25000
99.663
in002137
5000
99.663
in002444
10000
99.663
in003259
5000
99.663